CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-214720 on Form S-8 of our report dated June 20, 2024, appearing in this Annual Report on Form 11-K of the Brown & Brown, Inc. Employee Savings Plan for the year ended December 31, 2023.

/s/ Hancock Askew & Co., LLP

Peachtree Corners, Georgia

June 20, 2024